UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

ENERGY TRANSFER EQUITY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue Dallas, TX	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 5, 2011, the Board of Directors (the “Board”) of LE GP, LLC, the general partner of Energy Transfer Equity, L.P. (“ETE”), elected David R. Albin to serve on the Audit Committee of the Board. The addition of Mr. Albin brings the number of Audit Committee members to three. Mr. Albin has been a member of the Board since 2002. The Board has determined that Mr. Albin meets the independence requirements and that he is “financially literate” pursuant to the New York Stock Exchange (“NYSE”) listed company rules, and that he meets the independence standards for audit committee members under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. As previously reported, on July 29, 2011, ETE notified the NYSE that ETE was not in compliance with Section 303A.07(a) of the NYSE corporate governance listing standards, which requires all publicly-traded companies to have at least three independent directors serving on the audit committee. Following this notification, on August 2, 2011, the NYSE sent its official notice to ETE that it was deficient in meeting such requirement. Following the election of Mr. Albin to the Audit Committee, on August 8, 2011, ETE notified the NYSE that ETE is now in full compliance with Section 303A.07(a).

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

To the extent necessary, information contained in Item 8.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC, its general partner
Date: August 8, 2011
/s/ John W. McReynolds

John W. McReynolds President and Chief Financial Officer